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                                [front of proxy card]

                              FIRST COMMERCE CORPORATION
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE SPECIAL MEETING OF SHAREHOLDERS ON JUNE 12, 1998

The undersigned hereby appoints Thomas L. Callicutt, Jr. and Holly E. Hobson or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of First Commerce Corporation that the undersigned is entitled to vote at the special meeting of shareholders to be held June 12, 1998, and any adjournments thereof.

1. A proposal to approve an Agreement and Plan of Merger between FCC, BANC ONE CORPORATION ("BANC ONE") and Delta Acquisition Corporation, a wholly owned subsidiary of BANC ONE ("Delta"), pursuant to which FCC will merge with Delta and each outstanding share of FCC common stock (together with any and all FCC preferred share purchase rights issued under the FCC rights plan) will be converted into 1.408 shares of BANC ONE common stock.

                   FOR ____        AGAINST ____       ABSTAIN ____

2. Such other business as may properly come before the meeting or any reconvention thereof.


                               [reverse of proxy card]

This proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF FCC ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


Dated: ________________________________, 1998


_____________________________________________
     (Signature of Shareholder)

_____________________________________________
(Signature of additional Shareholder, if any)

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

THE SIGNER HEREBY REVOKES ALL AUTHORIZATIONS HERETOFORE GIVEN BY THE SIGNER TO VOTE AT THE MEETING OR ANY ADJOURNMENTS THEREOF.